Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three and Twelve Months Ended December 31, 2025 and Provides Update on Recent Business Progress
Full Year 2025 LUPKYNIS Sales Grew 25%
Announces LUPKYNIS Sales Guidance for 2026 of $305 Million to $315 Million
ROCKVILLE, Maryland and EDMONTON, Alberta – February 26, 2026 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three and twelve months ended December 31, 2025 and provided an update on recent business progress.
Financial Results
•Total Revenue: For the three and twelve months ended December 31, 2025, total revenue was $77.1 million and $283.1 million, up 29% and 20%, respectively, compared to $59.9 million and $235.1 million, respectively, for the same periods of 2024.
–Net Product Sales: For the three and twelve months ended December 31, 2025, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $74.2 million and $271.3 million, up 29% and 25%, respectively, compared to $57.6 million and $216.2 million, respectively, for the same periods of 2024.
–License, Collaboration and Royalty Revenue: For the three and twelve months ended December 31, 2025, license, collaboration and royalty revenue, which includes manufacturing services, collaboration and royalty revenue from Aurinia’s collaboration partner, Otsuka, was $2.9 million and $11.7 million, up 26% and down 38%, respectively, compared to $2.3 million and $18.9 million, respectively, for the same periods of 2024. The twelve months ended December 31, 2024 included a milestone payment of $10.0 million associated with LUPKYNIS regulatory approval in Japan.
•Net Income: For the three and twelve months ended December 31, 2025, net income was $210.8 million and $287.2 million, up 14957% and 4852%, respectively, compared to $1.4 million and $5.8 million, respectively, for the same periods of 2024. For the three and twelve months ended December 31, 2025, the Company recorded an income tax benefit of $175.1 million and $173.0 million, respectively, primarily due to the release of its valuation allowance on deferred tax assets that the Company now expects to realize. For the three and twelve months ended December 31, 2025, net income before income taxes was $35.7 million and $114.2 million, up 2875% and 1443%, respectively, compared to $1.2 million and $7.4 million, respectively, for the same periods of 2024.
•Diluted Earnings per Share: For the three and twelve months ended December 31, 2025, diluted earnings per share was $1.53 and $2.07, up 15200% and 5075%, respectively, compared to $0.01 and $0.04, respectively, for the same periods of 2024.
•Cash Flows from Operating Activities: For the three and twelve months ended December 31, 2025, cash flows from operating activities were $45.7 million and $135.7 million, up 52% and 206%, respectively, compared to $30.1 million and $44.4 million, respectively, for the same periods of 2024.
Cash Position
As of December 31, 2025, Aurinia had cash, cash equivalents, restricted cash and investments of $398.0 million, compared to $358.5 million at December 31, 2024. For the year ended December 31, 2025, the Company repurchased 12.2 million of its common shares for $98.2 million.
2026 Total Revenue and Net Product Sales Guidance
For 2026, Aurinia expects total revenue of $315 million to $325 million, up 11% to 15% compared to 2025, and net product sales of $305 million to $315 million, up 12% to 16% compared to 2025.

“We are pleased to have delivered strong LUPKYNIS sales growth in 2025,” stated Peter Greenleaf, President and Chief Executive Officer of Aurinia. “We expect 2026 to be an exciting year for Aurinia. We remain focused on increasing LUPKYNIS adoption among lupus nephritis patients and advancing aritinercept, a dual BAFF/APRIL inhibitor, which has the potential to treat a wide range of autoimmune diseases. We have initiated a clinical study of aritinercept in one autoimmune disease and plan to initiate a clinical study in an additional autoimmune disease in the first half of 2026.”
Webcast & Conference Call Details
A webcast and conference call will be hosted today, February 26th, at 8:30 a.m. ET. The link to the audio webcast is available here. To join the conference call, please dial 877-407-8029/+1 201-689-8029. A replay of the webcast will be available on Aurinia’s website.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
General Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$80,213	$83,433
Short-term investments	317,784	275,043
Accounts receivable, net	41,454	36,544
Inventory	45,690	39,228
Prepaid expenses and deposits	5,746	11,219
Other current assets	1,080	1,129
Total current assets	491,967	446,596
Deferred tax assets, net	176,194	—
Finance right-of-use lease assets	73,865	92,072
Intangible assets, net	3,761	4,355
Operating right-of-use lease assets	3,596	4,068
Property and equipment, net	2,111	2,731
Other noncurrent assets	93	823
Total assets	$751,587	$550,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,313	$5,187
Accrued expenses	66,621	64,971
Finance lease liabilities, current portion	16,523	14,046
Deferred revenue	3,720	11,002
Operating lease liabilities, current portion	1,067	1,026
Other current liabilities	2,480	1,531
Total current liabilities	93,724	97,763
Finance lease liabilities, less current portion	52,322	58,554
Deferred revenue, less current portion	12,648	1,699
Deferred compensation and other noncurrent liabilities	6,662	9,408
Operating lease liabilities, less current portion	4,900	5,743
Total liabilities	170,256	173,167
Shareholders' equity
Common shares - no par value, Unlimited shares authorized, 132,323 and 140,883 shares issued and outstanding at December 31, 2025 and 2024, respectively	1,120,035	1,187,696
Additional paid-in capital	111,263	126,999
Accumulated other comprehensive loss	(599)	(647)
Accumulated deficit	(649,368)	(936,570)
Total shareholders' equity	581,331	377,478
Total liabilities and shareholders’ equity	$751,587	$550,645

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Years ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(unaudited)
Revenue
Net product sales	$74,173	$57,582	$271,345	$216,186
License, collaboration and royalty revenue	2,941	2,285	11,710	18,947
Total revenue	77,114	59,867	283,055	235,133
Operating expenses
Cost of revenue	8,799	5,552	32,665	28,248
Selling, general and administrative	29,255	37,032	101,794	172,028
Research and development	10,895	8,107	32,505	20,785
Restructuring	—	15,351	1,647	23,106
Other (income) expense, net	(5,074)	(4,506)	9,530	(4,347)
Total operating expenses	43,875	61,536	178,141	239,820
Income (loss) from operations	33,239	(1,669)	104,914	(4,687)
Interest income	3,498	3,988	13,573	16,970
Interest expense	(1,047)	(1,146)	(4,330)	(4,835)
Net income before income taxes	35,690	1,173	114,157	7,448
Income tax (benefit) expense	(175,104)	(256)	(173,045)	1,696
Net income	$210,794	$1,429	$287,202	$5,752

Earnings per share
Basic	$1.60	$0.01	$2.14	$0.04
Diluted	$1.53	$0.01	$2.07	$0.04

Shares used in computing earnings per share
Basic	131,942	142,179	134,367	143,057
Diluted	138,160	147,675	138,700	146,194

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Years ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income (loss)	$287,202	$5,752	$(78,020)
Adjustments to reconcile consolidated net income (loss) to cash flows from operating activities:
Deferred income tax benefit	(176,194)	—	—
Amortization and depreciation	19,449	19,445	11,647
Share-based compensation	14,678	31,596	45,311
Foreign exchange loss (gain) on revaluation of Monoplant finance lease liability	9,685	(5,910)	5,949
Net amortization of premiums and discounts on investments	(10,179)	(12,731)	(12,141)
Non-cash write-down of inventory	—	—	916
Other, net	(200)	788	(1,515)
Net changes in operating assets and liabilities:
Accounts receivable, net	(4,910)	(12,455)	(10,606)
Inventory	(6,462)	477	(15,869)
Prepaid expenses and other current assets	5,522	(1,834)	4,399
Other noncurrent operating assets	730	31	(16)
Accounts payable	(1,874)	860	1,240
Accrued expenses and other liabilities	(4,655)	13,330	12,154
Deferred revenue	3,668	5,789	3,763
Operating lease liabilities	(802)	(750)	(673)
Cash flows from operating activities	135,658	44,388	(33,461)
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	494,134	585,418	529,376
Purchases of investments	(526,650)	(545,832)	(523,500)
Upfront lease payments	—	(43)	(11,864)
Purchases of property, equipment and intangible assets	(252)	(281)	(718)
Cash flows from investing activities	(32,768)	39,262	(6,706)
Cash flows from financing activities:
Repurchase of common shares	(98,156)	(40,239)	—
Principal portion of finance lease payments	(13,136)	(11,989)	(10,025)
Proceeds from issuance of common shares from exercise of stock options and vesting of RSUs and performance awards	14,190	8,186	5,324
Proceeds from issuance of common shares under ESPP	756	1,084	1,850
Taxes paid related to net settlement of exercises of stock options and vesting of RSUs and performance awards	(9,764)	(6,134)	(2,279)
Cash flows from financing activities	(106,110)	(49,092)	(5,130)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,220)	34,558	(45,297)
Cash, cash equivalents and restricted cash, beginning of the period	83,433	48,875	94,172
Cash, cash equivalents and restricted cash, end of the period	$80,213	$83,433	$48,875